Exhibit 99.1

                HQ ANNOUNCES MUTUAL TERMINATION OF AGREEMENT WITH
                        SHANDONG SHENGLI MARITIME SCHOOL

Changsha City, CHINA -- (Globe Newswire) - November 23, 2010 -- HQ Global Education Inc. ("HQ" or the "Company") (OTCBB: HQGE), which controls and operates ten (10) vocational schools in China under the widely known "HQ" brand and is one of China's leading providers of customized or "order-oriented" vocational education, announced today that HQ and Shandong Shengli Maritime School ("Shengli") have mutually terminated the exclusive cooperative agreement entered into by both parties on May 27, 2010 (the "Agreement").

Under the terms of the Agreement, HQ assumed responsibility for operating and providing customized educational programs to Shengli, a private maritime vocational school in Dongying City, Shandong Province, China. We expect that the termination of the Agreement will not affect other cooperative efforts between the two parties, as HQ had provided student recruitment services to Shengli for two years prior to entering into the Agreement.

Mr. Guangwen He, Chairman and CEO of the Company, stated, "The decision to terminate our exclusive cooperation with Shengli was primarily based on imminent regulatory measures in Decree No. 10, issued by the Ministry of Transport of the PRC, that restrict the licensing and operation of domestic maritime schools. We anticipate that these new policies, when combined with the stringent regulations associated with operating a private maritime school in China, will have a long-term material impact on the operations and management of Shengli. We feel this action is in the best interests of our shareholders. Since we were in the process of finalizing the implementation after signing the May 27 exclusive cooperative agreement, the revenues of Shengli have never been included in the consolidated financial statements of HQ. Based on these facts, we do not expect the termination to have a material effect on our results of operations or financial condition for the fiscal year 2010 and the future."

Mr. He continued, "The relationship between HQ and Shengli has always been and will continue to be based on mutual benefit. We terminated our exclusive cooperative agreement through cordial discussion, and the collaborative relationship between both parties remains solid. We remain committed to developing long-term exclusive business cooperation with other schools and will continue to pursue such opportunities as part of our growth strategy."

ABOUT HQ GLOBAL EDUCATION INC. ("HQ")

HQ provides "customized training" services to varied student populations by operating its own private schools or cooperating with selected vocational schools in China. By rendering full-scale educational and job placement services, the Company realizes recurring revenues, such as tuition fees, school logistics services fees, off-campus internship management fees, and job placement fees. As of August 31, 2010, there were more than 100,000 students from twenty-five (25) provinces throughout China enrolled in HQ-operated schools. In line with its "customized education" approach, HQ has established cooperation relationships with one hundred and twenty eight (128) enterprise clients and provides training to students who frequently become employees of these enterprises. As part of the program, HQ also endeavors to place students in off-campus internships with the enterprises. HQ has become increasingly synonymous throughout China with superior training to meet employer needs and for producing outstanding technical specialists with immediate jobs and fulfilling career opportunities. For the nine months ended August 31, 2010, the employment rate remained 100% for the students who graduated from our vocational programs.
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For more information please visit: http://hq-education.com/english/index.asp.

INFORMATION REGARDING FORWARD-LOOKING STATEMENTS

EXCEPT FOR HISTORICAL INFORMATION CONTAINED HEREIN, THE STATEMENTS IN THIS PRESS RELEASE ARE FORWARD-LOOKING STATEMENTS THAT ARE MADE PURSUANT TO THE SAFE HARBOR PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. FORWARD-LOOKING STATEMENTS INVOLVE KNOWN AND UNKNOWN RISKS AND UNCERTAINTIES, WHICH MAY CAUSE OUR ACTUAL RESULTS IN FUTURE PERIODS TO DIFFER MATERIALLY FROM FORECASTED RESULTS. THESE RISKS AND UNCERTAINTIES INCLUDE, AMONG OTHER THINGS, PRODUCT DEMAND, MARKET COMPETITION, AND RISKS INHERENT IN OUR OPERATIONS. THESE AND OTHER RISKS ARE DESCRIBED IN OUR FILINGS WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION.

CONTACTS:

At the Company:
Mr. Guangwen He
Chairman and Chief Executive Officer
HQ Global Education Inc.
www.hq-education.com
Tel: (86 731) 88873727
Fax: (86 731) 88873727

Investor Relations:

Dave Gentry, U.S.
RedChip Companies, Inc.
Tel: +1-800-733-2447, Ext. 104
Email: info@redchip.com

Jing Zhang, China
RedChip Beijing Representative Office
Tel: +86 10-8591-0635
Web: http://www.RedChip.com


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Source: HQ Global Education Inc.